UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2011

STRYKER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

0-9165	38-1239739
(Commission File Number)	(IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan	49002
(Address of Principal Executive Offices)	(Zip Code)

(269) 389-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 –	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 16, 2011, Stryker Corporation (the “Company”) completed a public offering of $750,000,000 aggregate principal amount of its 2.00% Notes due 2016 (the “Notes”) The Notes were offered by the Company pursuant to its Automatic Shelf Registration Statement on Form S-3 (File No. 333-164299) and the Prospectus included therein, filed with the Securities and Exchange Commission on January 12, 2010 and supplemented by the Prospectus Supplement dated September 13, 2011. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes, including acquisitions, stock repurchases and other business opportunities.

The Company entered into an Underwriting Agreement, dated September 13, 2011 (the “Underwriting Agreement”) between the Company and Citigroup Global Markets Inc., Morgan Stanley & Co. LLC. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (together, the “Underwriters”), in connection with the issuance and sale by the Company of the Notes. Pursuant to the Underwriting Agreement, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes were issued under an Indenture, dated January 15, 2010 (the “ Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated September 16, 2011, between the Company and the Trustee (the “Supplemental Indenture,” and the Base Indenture as so supplemented, the “Indenture”).

The Company sold the Notes to the Underwriters at an issue price of 99.214%. The Underwriters offered the Notes to the public at a price of 99.814% of the principal amounts thereof. Interest is payable on the Notes on March 30 and September 30 of each year, commencing on March 30, 2012.

The Company may issue additional debt from time to time pursuant to the Indenture. The Indenture contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all of the Company’s assets. Subject to certain limitations, in the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the Notes below investment grade rating by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The foregoing description of the Underwriting Agreement, Base Indenture and Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1.1, 4.1, and 4.2 hereto, respectively, and incorporated herein by reference.

The Underwriters and their affiliates have performed, from time to time, and may in the future perform, various investment banking, commercial lending, financial advisory and other services for the Company for which they received or will receive customary fees and expenses.

ITEM 2.03 –	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above with respect to the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

ITEM 9.01 –	FINANCIAL STATEMENTS AND EXHIBITS

The agreements included as exhibits to this Current Report on Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

(d)	Exhibits

1.1	Underwriting Agreement, dated September 13, 2011, between Stryker Corporation and Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Indenture, dated January 15, 2010, between Stryker Corporation and U.S. Bank National Association. – Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, dated January 15, 2010 (Commission File No. 000-09165).

4.2	Third Supplemental Indenture (including the form of 2016 note), dated September 16, 2011, between Stryker Corporation and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION (Registrant)

September 16, 2011	/s/ Curt R. Hartman
Date	Curt R. Hartman Vice President, Chief Financial Officer

Exhibit Index

Exhibit	Description

1.1	Underwriting Agreement, dated September 13, 2011, between Stryker Corporation and Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Indenture, dated January 15, 2010, between Stryker Corporation and U.S. Bank National Association. – Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, dated January 15, 2010 (Commission File No. 000-09165).

4.2	Third Supplemental Indenture (including the form of 2016 note), dated September 16, 2011, between Stryker Corporation and U.S. Bank National Association.